Exhibit 99.1

Globus Medical Reports Second Quarter 2021 Results

AUDUBON, PA,  August 4, 2021: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended June 30, 2021.

•	Worldwide net sales were $251.0 million, an increase of 68.6% as compared to the second quarter of 2020

•	GAAP net income for the quarter was $41.5 million, or 16.6% of net sales, which is an increase of 299.4% as compared to the second quarter of 2020

•	GAAP diluted earnings per share (“EPS”) was $0.40 and non-GAAP diluted EPS was $0.56

•	Non-GAAP adjusted EBITDA was $87.8M, or 35.0% of net sales

“Revenue in the second quarter was a record $251 million, an increase of 69% over the second quarter of 2020, as we continue to capture market share,” said Dave Demski, President and CEO.  “Our U.S. Spine business grew by almost 64% over the second quarter of 2020, and by 30% over the second quarter of 2019.  Pull through from robotics; contributions from new product introductions; a resurgence in our biologics business; and competitive recruiting were all factors driving growth. Enabling Technologies revenue was $21 million, nearly 4x the second quarter of 2020, marking our third consecutive quarter of strong year-over-year growth.”

Worldwide net sales for the second quarter of 2021 was $251.0 million, an as-reported increase of 68.6% over the second quarter of 2020, or an increase of 67.9% on a constant currency basis.  U.S. net sales for the second quarter of 2021, including robotics, increased by 71.9% compared to the second quarter of 2020.  International net sales for the second quarter of 2021 increased by 51.0% over the second quarter of 2020 as-reported and increased 47.1% on a constant currency basis.

GAAP net income for the second quarter of 2021 was $41.5 million, an increase of 299.4% over the same period last year.  GAAP diluted EPS for the second quarter of 2021 was $0.40, compared to ($0.21) for the second quarter 2020.   Non-GAAP diluted EPS for the second quarter of 2021 was $0.56, compared to $0.07 in the second quarter of 2020,  an increase of 691.2%.

The Company generated net cash from operating activities of $59.2 million and non-GAAP free cash flow of $50.8 million during the second quarter of 2021.  Cash, cash equivalents and marketable securities were $914.2 million as of June 30, 2021.   The Company remains debt free.

2021 Annual Guidance

The Company today increased guidance for full year 2021 net sales from $925 million to $950 million and non-GAAP diluted earnings per share of $1.89 to $2.00.

Conference Call Information

Globus Medical will hold a teleconference to discuss its  second quarter 2021 results with the investment community at 4:30 p.m. Eastern Time today.  Globus invites all interested parties to join the call by dialing:

1-877-313-2501 United States Participants

1-929-517-0907 International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Wednesday, August 11, 2021.  The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S.  The passcode for the audio replay is 136-3916.

About Globus Medical, Inc.

Globus Medical, Inc. is a leading musculoskeletal solutions company based in Audubon, PA.  The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended June 30, 2021 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended June 30, 2021 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
Net sales	$251,016	$148,922	$478,360	$339,499
Cost of goods sold	63,846	50,643	118,873	99,507
Gross profit	187,170	98,279	359,487	239,992

Operating expenses:
Research and development	15,547	39,455	30,471	54,857
Selling, general and administrative	107,254	80,019	205,145	173,558
Provision for litigation	—	197	(94)	197
Amortization of intangibles	4,623	4,115	9,397	7,891
Acquisition related costs	13,870	56	14,144	604
Total operating expenses	141,294	123,842	259,063	237,107

Operating income/(loss)	45,876	(25,563)	100,424	2,885

Other income/(expense), net
Interest income/(expense), net	2,541	3,590	5,253	7,914
Foreign currency transaction gain/(loss)	209	(168)	(71)	(636)
Other income/(expense)	307	199	521	393
Total other income/(expense), net	3,057	3,621	5,703	7,671

Income/(loss) before income taxes	48,933	(21,942)	106,127	10,556
Income tax provision	7,388	(1,105)	19,253	5,444

Net income/(loss)	$41,545	$(20,837)	$86,874	$5,112

Other comprehensive income/(loss):
Unrealized gain/(loss) on marketable securities, net of tax	(774)	6,897	(2,440)	3,055
Foreign currency translation gain/(loss)	1,026	667	(3,087)	1,141
Total other comprehensive income/(loss)	252	7,564	(5,527)	4,196
Comprehensive income/(loss)	$41,797	$(13,273)	$81,347	$9,308

Earnings per share:
Basic	$0.41	$(0.21)	$0.87	$0.05
Diluted	$0.40	$(0.21)	$0.84	$0.05
Weighted average shares outstanding:
Basic	100,449	97,509	100,159	98,572
Diluted	103,475	97,509	102,931	100,992

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(In thousands, except share and per share values)	2021	2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$268,783	$239,397
Short-term marketable securities	191,644	187,344
Accounts receivable, net of allowances of $4,687 and $4,408, respectively	165,852	141,676
Inventories	231,208	229,153
Prepaid expenses and other current assets	15,200	17,771
Income taxes receivable	19,311	6,424
Total current assets	891,998	821,765
Property and equipment, net of accumulated depreciation of $293,534 and $276,451, respectively	210,749	216,879
Long-term marketable securities	453,726	358,522
Intangible assets, net	76,153	86,949
Goodwill	155,777	156,716
Other assets	33,147	32,039
Deferred income taxes	8,663	6,615
Total assets	$1,830,213	$1,679,485

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,270	$18,205
Accrued expenses	78,453	78,334
Income taxes payable	3,427	1,101
Business acquisition liabilities	8,182	5,777
Deferred revenue	9,005	8,125
Payable to broker	9,705	9,250
Total current liabilities	130,042	120,792
Business acquisition liabilities, net of current portion	39,813	31,493
Deferred income taxes	5,474	6,202
Other liabilities	15,611	14,701
Total liabilities	190,940	173,188

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 78,303,475 and 77,284,007 shares at June 30, 2021 and December 31, 2020, respectively	79	77
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 shares at June 30, 2021 and December 31, 2020	22	22
Additional paid-in capital	508,788	457,161
Accumulated other comprehensive income (loss)	(1,572)	3,955
Retained earnings	1,131,956	1,045,082
Total equity	1,639,273	1,506,297
Total liabilities and equity	$1,830,213	$1,679,485

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income	$86,874	$5,112
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	—	24,418
Depreciation and amortization	36,287	29,669
Amortization of premium (discount) on marketable securities	1,131	104
Write-down of excess and obsolete inventories	5,000	7,216
Stock-based compensation expense	15,330	14,118
Allowance for doubtful accounts	590	2,455
Change in fair value of business acquisition liabilities	14,128	463
Change in deferred income taxes	(1,783)	(1,127)
(Gain)/loss on disposal of assets, net	191	625
(Increase)/decrease in:
Accounts receivable	(25,587)	19,306
Inventories	(6,024)	(34,371)
Prepaid expenses and other assets	845	(2,875)
Increase/(decrease) in:
Accounts payable	2,737	2,974
Accrued expenses and other liabilities	3,559	(7,756)
Income taxes payable/receivable	(10,519)	5,030
Net cash provided by operating activities	122,759	65,361
Cash flows from investing activities:
Purchases of marketable securities	(293,092)	(57,418)
Maturities of marketable securities	131,739	88,383
Sales of marketable securities	58,154	17,405
Purchases of property and equipment	(22,058)	(32,270)
Acquisition of businesses, net of cash acquired, and purchases of intangible and other assets	—	(21,991)
Net cash used in investing activities	(125,257)	(5,891)
Cash flows from financing activities:
Payment of business acquisition related liabilities	(3,105)	(853)
Proceeds from exercise of stock options	35,597	15,964
Repurchase of common stock	—	(104,669)
Net cash provided by/used in financing activities	32,492	(89,558)
Effect of foreign exchange rates on cash	(608)	(82)
Net increase in cash, cash equivalents, and restricted cash	29,386	(30,170)
Cash, cash equivalents, and restricted cash at beginning of period	239,397	195,724
Cash, cash equivalents, and restricted cash at end of period	$268,783	$165,554
Supplemental disclosures of cash flow information:
Income taxes paid	$31,597	$2,147
Purchases of property and equipment included in accounts payable and accrued expenses	$3,537	$6,155

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2021	2020	2021	2020
Musculoskeletal Solutions	$230,263	$143,480	$442,679	$326,022
Enabling Technologies	20,753	5,442	35,681	13,477
Total net sales	$251,016	$148,922	$478,360	$339,499

Liquidity and Capital Resources:

	June 30,	December 31,
(In thousands)	2021	2020
Cash, cash equivalents, and restricted cash	$268,783	$239,397
Short-term marketable securities	191,644	187,344
Long-term marketable securities	453,726	358,522
Total cash, cash equivalents, restricted cash and marketable securities	$914,153	$785,263

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except percentages)	2021	2020	2021	2020
Net income/(loss)	$41,545	$(20,837)	$86,874	$5,112
Interest income/(expense), net	(2,541)	(3,590)	(5,253)	(7,914)
Provision for income taxes	7,388	(1,105)	19,253	5,444
Depreciation and amortization	19,130	15,101	36,287	29,669
EBITDA	65,522	(10,431)	137,161	32,311
Stock-based compensation expense	7,632	7,311	15,330	14,118
Provision for litigation	—	197	(94)	197
Acquisition related costs/licensing	14,624	469	15,507	1,426
Acquisition of in-process research and development	—	24,418	—	24,418
Adjusted EBITDA	$87,778	$21,964	$167,904	$72,470

Net income as a percentage of net sales	16.6%	-14.0%	18.2%	1.5%
Adjusted EBITDA as a percentage of net sales	35.0%	14.7%	35.1%	21.3%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2021	2020	2021	2020
Net income/(loss)	$41,545	$(20,837)	$86,874	$5,112
Provision for litigation	—	197	(94)	197
Amortization of intangibles	4,623	4,115	9,397	7,891
Acquisition related costs/licensing	14,624	469	15,507	1,426
Acquisition of in-process research and development	—	24,418	—	24,418
Tax effect of adjusting items	(2,906)	(1,470)	(4,060)	(2,426)
Non-GAAP net income	$57,886	$6,892	$107,624	$36,618

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Per share amounts)	2021	2020	2021	2020
Diluted earnings per share, as reported	$0.40	$(0.21)	$0.84	$0.05
Provision for litigation	—	—	—	—
Amortization of intangibles	0.04	0.04	0.09	0.08
Acquisition related costs/licensing	0.14	—	0.15	0.01
Acquisition of in-process research and development	—	0.25	—	0.24
Tax effect of adjusting items	(0.03)	(0.02)	(0.04)	(0.02)
Non-GAAP diluted earnings per share	$0.56	$0.07	$1.05	$0.36

* Amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$59,189	$23,068	$122,759	$65,361
Purchases of property and equipment	(8,386)	(9,956)	(22,058)	(3,270)
Free cash flow	$50,803	$13,112	$100,701	$33,091

Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2021	2020	Growth	Period Net Sales	Growth
United States	$215,119	$125,154	71.9%	$—	71.9%
International	35,897	23,768	51.0%	938	47.1%
Total net sales	$251,016	$148,922	68.6%	$938	67.9%

	Six Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2021	2020	Growth	Period Net Sales	Growth
United States	$408,436	$283,601	44.0%	$—	44.0%
International	69,924	55,898	25.1%	2,146	21.3%
Total net sales	$478,360	$339,499	40.9%	$2,146	40.3%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:  investors@globusmedical.com

www.globusmedical.com